EXHIBIT 99.1

Press Release Dated May 2, 2012

GERON CORPORATION REPORTS 2012 FIRST QUARTER FINANCIAL RESULTS AND HIGHLIGHTS

MENLO PARK, Calif, May 2, 2012 – Geron Corporation (Nasdaq: GERN) today reported financial results for the first quarter ended March 31, 2012.

For the first quarter of 2012, the company reported operating revenues of $1.3 million and operating expenses of $20.2 million, compared to $1.5 million and $25.9 million, respectively, for the comparable 2011 period. Net loss for the first quarter of 2012 was $18.7 million, or $0.15 per share, compared to $24.4 million, or $0.20 per share, for the comparable 2011 period. The company ended the quarter with $136.9 million in cash and investments.

Revenues for the first quarter of 2012 and 2011 included funding from collaborative agreements and royalty and license fee revenues under various agreements. Interest and other income for the first quarter of 2012 was $176,000, compared to $296,000 for the comparable 2011 period.

Research and development expenses for the first quarter of 2012 were $15.1 million, compared to $16.8 million for the comparable 2011 period. The decrease in research and development expenses reflected reduced personnel-related costs and lower scientific supplies expenses resulting from the discontinuation of the company’s stem cell programs, partially offset by increased clinical trial expenses for the enrollment of four Phase 2 clinical trials of imetelstat and two Phase 2 clinical trials of GRN1005 and increased drug product purchases and manufacturing costs related to imetelstat and GRN1005.

General and administrative expenses for the first quarter of 2012 were $5.1 million, compared to $9.1 million for the comparable 2011 period. Reduced general and administrative expenses in the first quarter of 2012 primarily reflected a decline in personnel-related expenses associated with management transition, including non-cash stock-based compensation expense.

Non-cash operating expenses were approximately $2.3 million and $9.8 million for the first quarter of 2012 and 2011, respectively, which primarily included stock-based compensation and expenses for stock issued for services.

First Quarter 2012 Highlights:

  The randomized Phase 2 clinical trial of imetelstat, in combination with paclitaxel, in patients with locally recurrent or metastatic breast cancer completed enrollment. The 166-patient Phase 2 study enrolled in slightly over one year, ahead of expectations. The primary endpoint of the trial is progression-free survival. The trial requires that a sufficient number of progression events occur in order to perform the planned data analyses. Geron anticipates an accrual of events that will allow the company to report top-line data from this study by the end of 2012.

  Graham Cooper joined the company as Executive Vice President, Finance and Business Development, and Chief Financial Officer. Mr. Cooper will provide direction for all financial matters for Geron and be responsible for new business opportunities and investor relations for the company.

  Stephen N. Rosenfield joined the company as Executive Vice President, General Counsel and Corporate Secretary. Both the legal and human resources departments report to Mr. Rosenfield.

  V. Bryan Lawlis, Ph.D., joined the company’s board of directors and as a member of the board's compensation committee. Dr. Lawlis brings 30 years of biotechnology industry experience, and he currently serves on the boards of BioMarin Pharmaceutical Inc. and Sutro Biopharma, Inc.

Conference Call

At 4:30 p.m. EDT on May 2, 2012, Geron’s management will host a conference call to discuss the company’s first quarter results.

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Page Two / Geron Reports 2012 First Quarter Financial Results and Highlights

Participants can access the conference call via telephone by dialing 800-299-8538 (U.S.); 617-786-2902 (international). The passcode is 55915442. A live audio-only webcast is also available at http://www.media-server.com/m/acs/10e72d257590d34c90493a74d92d8c7f. The audio webcast of the conference call will be available for replay approximately one hour following the live broadcast through May 31, 2012.

About Geron

Geron is a biopharmaceutical company developing first-in-class therapies for cancer. The company has two lead product candidates in clinical development, imetelstat and GRN1005. Imetelstat is a telomerase inhibitor that is being evaluated in four Phase 2 clinical trials: metastatic breast cancer, advanced non-small cell lung cancer, essential thrombocythemia and multiple myeloma. GRN1005 is a peptide-drug conjugate that is designed to transport a proven anti-cancer drug, paclitaxel, across the blood-brain barrier by targeting low-density lipoprotein receptor-related proteins (LRPs), specifically LRP-1. GRN1005 is being evaluated in two Phase 2 clinical trials: brain metastases arising from breast cancer and brain metastases arising from non-small cell lung cancer. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding Geron’s plans or expectations for or of: dates to obtain top-line data from any of the Phase 2 clinical trials; and clinical development or success of imetelstat and GRN1005, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: (a) regarding dates for the availability of top-line data—delays in enrollment, delays caused by institutional review boards or regulatory agencies, shortage of supply, dependence on clinical trial collaborators, and safety issues; and (b) regarding the development of imetelstat and GRN1005 - those risks and uncertainties inherent in the development of potential therapeutic products, including without limitation, successful clinical trial results and the protection of Geron’s intellectual property rights. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the annual report on Form 10-K for the year ended December 31, 2011. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

CONTACT:

Anna Krassowska, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

Financial table follows.

GERON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED
	MARCH 31,
(In thousands, except share and per share data)	2012	2011
Revenues from collaborative agreements	$—	$150
License fees and royalties	1,254	1,355
Total revenues	1,254	1,505

Operating expenses:
Research and development	15,107	16,755
General and administrative	5,065	9,106
Total operating expenses	20,172	25,861
Loss from operations	(18,918)	(24,356)

Unrealized gain on fair value of derivatives	26	39
Interest and other income	176	296
Losses recognized under equity method investment	—	(335)
Interest and other expense	(23)	(33)
Net loss	$(18,739)	$(24,389)

Basic and diluted net loss per share	$(0.15)	$(0.20)

Shares used in computing basic and diluted net loss per share	126,372,846	123,098,728

CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
(In thousands)	2012	2011
	(Unaudited)	(Note 1)
Current assets:
Cash, restricted cash and cash equivalents	$19,824	$16,898
Current marketable securities	100,394	105,208
Other current assets	2,304	3,519
Total current assets	122,522	125,625

Noncurrent marketable securities	16,712	32,133
Property and equipment, net	1,074	1,241
Deposits and other assets	879	1,048
	$141,187	$160,047

Current liabilities	$10,274	$13,444
Stockholders’ equity	130,913	146,603
	$141,187	$160,047

Note 1:	Derived from audited financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2011.

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